UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 2, 2009

POWERSHARES DB COMMODITY INDEX TRACKING FUND

(Registrant)

DB COMMODITY INDEX TRACKING MASTER FUND

(Rule 140 Co-Registrant)

(Exact Name of each Registrant as Specified in its Charter)

PowerShares DB Commodity Index Tracking Fund – Delaware	32-6042243 (Fund)
DB Commodity Index Tracking Master Fund – Delaware	30-0317551 (Master Fund)
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer ID Number(s))

c/o DB Commodity Services LLC
60 Wall Street
New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

001-32726

001-32727

(Commission File Number(s))

(212) 250-5883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective January 4, 2010, the Management Fees payable by investors in the PowerShares DB Commodity Index Tracking Fund (the “Fund”) will increase from 0.75% to 0.85% per annum of the daily net asset value of the Fund’s master fund, DB Commodity Index Tracking Master Fund. The adjustment to the Management Fee is attributable to the increased costs of managing the Fund due to changing regulatory requirements. DB Commodity Services LLC, the managing owner of the Fund, believes that the Fund remains competitively priced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB Commodity Index Tracking Fund

By:	DB Commodity Services LLC,
its Managing Owner

	By:	/s/	Hans Ephraimson
	Name:		Hans Ephraimson
	Title:		Chief Executive Officer

	By:	/s/	Michael Gilligan
	Name:		Michael Gilligan
	Title:		Principal Financial Officer

DB Commodity Index Tracking Master Fund

By:	DB Commodity Services LLC,
its Managing Owner

	By:	/s/	Hans Ephraimson
	Name:		Hans Ephraimson
	Title:		Chief Executive Officer

	By:	/s/	Michael Gilligan
	Name:		Michael Gilligan
	Title:		Principal Financial Officer

Date: December 2, 2009